UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 15, 2011, Manhattan Pharmaceuticals, Inc. (the “Company”) and the requisite holders of the Company's 12% senior secured notes (the “Notes”) agreed to modify the Notes such that all of the principal of, and accrued interest on, the Notes convert into shares of the Company's common stock at a conversion price of $0.50 per share.  At September 15, 2011, which is the effective date of the conversion, the unpaid principal and interest on the Notes amounted to $2,401,071.  The Company will be issuing 4,802,199 of its common shares to convert the principal amount of the Notes and interest thereon.  The Company currently has 2,595,866 common shares issues and outstanding, these 4,802,199 common shares, upon issuance, represent 64.91% of the Company’s issued and outstanding common shares.  In addition, the Company currently has warrants to purchase 21,858,995 shares of the Company’s common stock at $0.50 per share (the exercise price of those warrants adjusted down to $0.50 as a result of anti-dilution provisions contained therein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: September 21, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer